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                                                                 Exhibit 10(jjj)


Dated as of May 1, 2001


Baxter Healthcare Corporation
One Baxter Parkway
Deerfield, IL  60015


Re: DEFERRED STOCK PURCHASE AGREEMENT


Ladies and Gentlemen:

         The purpose of this letter (the "Modification Letter") is to serve as an amendment and modification of the Deferred Stock Purchase Agreement dated May 19, 2000 (the "Agreement") between Alliance Pharmaceutical Corp. (the "Company") and Baxter Healthcare Corporation ("Baxter").

         In addition to the authorization of stock set forth in Section 1.1 of the Agreement, the Company has authorized the issuance and sale of up to 875,000 shares of its Series F Preferred Stock, $0.01 par value ("F Stock").

         Alliance hereby waives (the "Waiver") the May 1, 2001 deadline for the purchase by Baxter of certain shares of the Company's Series G Preferred Stock, $.01 par value ("G Stock") pursuant to the Agreement in order to provide the parties thereto time to finalize modifications to such Agreement.

         The parties hereby agree that the obligations of the parties set forth in Section 1.2(a) of the Agreement shall be modified as follows:

         Baxter will purchase and the Company will sell (a) 100,000 shares of F Stock at a purchase price of $40 per share or an aggregate purchase price of $4,000,000 on May 2, 2001 and (b) $3,000,000 of OXYGENT(TM) manufacturing equipment on or before May 29, 2001. Baxter will lease the equipment to the Company on reasonable terms, and the Company shall have the option to repurchase such equipment at the Company's election. Additionally, on or before July 1, 2001, Baxter will purchase and the Company will sell, at Baxter's option, either
(i) 200,000 shares of F Stock at a purchase price of $40 per share, for an aggregate purchase price of $8,000,000 or (ii) 7,273 shares of Series G Preferred Stock, $0.01 par value, at a purchase price of $1,100 per share, for an aggregate price of $8,000,300, provided that, Baxter may elect to postpone the purchase until no later than August 1, 2001.

         If all of the foregoing purchases of stock and equipment are not made, the Waiver by the Company in favor of Baxter will be withdrawn and terminated. Upon completion of all of the foregoing purchases, the parties will have no further obligation under Section 1.2(a) of the Agreement.

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Dated as of May 1, 2001
Page 2


         All representation, warranties and covenants of the Company under Sections 2 and 6 of the Agreement and all representation, warranties and covenants of Baxter under Section 3 of the Agreement shall remain in full force and effect as of the date hereof, and shall apply with the same force and effect to the transactions set forth in this Modification Letter including the issuance of the F Stock. Further, the obligations set forth in Section 1.2(b) of the Agreement remain in full force and effect.

         Section 2.3 of the Agreement shall reflect that 875,000 shares of the Company's Preferred Stock have been designated Series F Preferred Stock, 600,000 of which shall be issued and outstanding as of May 2, 2001 hereof, and that the Company has authorized and reserved for issuance, upon conversion of the F Shares, shares of its Common Stock in an amount as may be necessary to be issued upon such conversion (the "F Conversion Shares"). The registration requirements and the definition of Registrable Stock set forth in Section 7 of the Agreement shall apply to the F Conversion Shares.

         If the foregoing is in accordance with your understanding, please sign and return to us and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between Baxter and the Company amending and modifying the Agreement.

Very truly yours,

ALLIANCE PHARMACEUTICAL CORP.



By:
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Name:       Theodore D. Roth
Title:      President and Chief Operating Officer



                                     Agreed and Accepted as of the date hereof:


                                     BAXTER HEALTHCARE CORPORATION


                                     By:
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                                     Name:
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                                     Title:
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